Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Fourth Quarter and Full Year Fiscal 2014 Financial Results

•	Record Annual Net Sales of $626.6 Million, Up 6.7% Year-Over-Year

•	Record Annual Net Income From Continuing Operations of $88.6 Million, or $1.47 Per Diluted Share

•	Fourth Quarter Net Sales of $170.4 Million

•	Fourth Quarter Net Income from Continuing Operations of $24.9 Million, or $0.44 Per Diluted Share

SPRINGFIELD, Mass., June 19, 2014 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal fourth quarter and full fiscal year ended April 30, 2014.

Full Year Fiscal 2014 Financial Highlights

•	Net sales for the full fiscal year were a record $626.6 million compared with $587.5 million for the prior fiscal year, an increase of 6.7%. Excluding Walther products that were sold in the prior year pursuant to an agreement that has since ended, net sales increased 13.8% over the prior fiscal year. Firearm unit production for fiscal year 2014 increased by 16.2%.

•	Gross profit was 41.3% compared with 37.1% for fiscal 2013.

•	Operating expenses were $108.1 million, or 17.3% of net sales, for fiscal 2014 compared with operating expenses of $85.2 million, or 14.5% of net sales, for fiscal 2013.

•	Income from continuing operations was $88.6 million, or $1.47 per diluted share, compared with income from continuing operations of $81.4 million, or $1.22 per diluted share, a year ago.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the full fiscal year totaled $179.5 million compared with $154.2 million for fiscal 2013.

•	For the full year, operating cash generated was $90.2 million, net cash generated from the issuance of Senior Notes was $56.4 million, capital spending totaled $53.3 million, and cash disbursed related to the stock buyback program totaled $115.9 million.

•	Cash and cash equivalents as of April 30, 2014 totaled $68.9 million, down from $100.5 million a year ago.

Fourth Quarter Fiscal 2014 Financial Highlights

•	Net sales for the fourth quarter were $170.4 million, a decline of 4.6% from the fourth quarter last year. Excluding Walther products that were sold in the prior year pursuant to an agreement that has since ended, net sales declined 1.5%, reflecting strong handgun sales offset by lower long gun sales.

•	Gross profit for the fourth quarter was $69.7 million, or 40.9% of net sales, compared with gross profit of $68.4 million, or 38.3% of net sales, for the comparable quarter last year. Gross profit improved as a result of a favorable product mix, absorption, and manufacturing efficiencies, as well as reduced promotions and the absence of lower-margin Walther product sales.

•	Operating expenses for the fourth quarter were $26.7 million, or 15.6% of net sales, compared with operating expenses of $21.6 million, or 12.1% of net sales, for the fourth quarter last year. The increase in operating expenses as a percentage of net sales was primarily driven by higher sales and marketing expense, ERP implementation costs, and employee-related costs.

•	Operating income for the fourth quarter was $43.1 million, or 25.3% of net sales, compared with operating income of $46.9 million, or 26.2% of net sales, for the comparable quarter last year.

•	Income from continuing operations for the fourth quarter was $24.9 million, or $0.44 per diluted share, compared with net income from continuing operations of $28.6 million, or $0.44 per diluted share, for the fourth quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the fourth quarter was $50.0 million compared with $52.7 million for the fourth quarter last year.

•	Operating cash generated for the fourth quarter was $36.0 million, and capital spending totaled $17.0 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “We are very pleased with our record results for fiscal 2014, which include the highest sales, gross margin, and profits in the company’s history. Our successful performance was driven by robust consumer demand for our products, combined with carefully managed increases in our manufacturing capacity. Our achievements aligned directly with our growth strategy, which is underpinned by a focus on our core firearm business. That focus is further reflected in the vertical integration of a key manufacturing process by acquiring the assets of our principal injection molding supplier. This asset acquisition, completed in May 2014, strengthens our firearm business with increased flexibility, lower production costs, reduced risk in our supply chain, and more efficient new product development processes. We believe that by executing on our strategy, we are well positioned to continue to take market share and deliver profitability, even as the consumer market for firearms returns to a more normal environment.”

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “Our record profitability and robust cash flows in fiscal 2014 allowed us to invest in our business, optimize our capital structure, and generate increased value for our stockholders. We invested $30.4 million to upgrade our ERP system, providing improved scalability and operational flexibility for our business. We also leveraged the strength of our cash flows to generate value for our stockholders though an active share repurchase program. Since December 2012, we have repurchased a total of 12.3 million shares of our common stock valued at $135.0 million, representing a total reduction in shares outstanding of nearly 19.0%. In March of 2014, our Board of Directors approved the repurchase of an addition $30 million of our common stock, and we presently have $27.0 million available for share repurchases under that program.”

Financial Outlook

The company expects net sales for the first quarter of fiscal 2015 to be between $130.0 million and $135.0 million and GAAP earnings per diluted share from continuing operations of between $0.23 and $0.25 for the first quarter of fiscal 2015. It should be noted approximately one week of the company’s annual two week shutdown will occur in the first quarter, reducing production by approximately $6 to $8 million.

Fiscal 2015 net sales are anticipated to be between $585.0 million and $600.0 million. The company anticipates GAAP earnings per diluted share from continuing operations of between $1.30 and $1.40 for fiscal 2015.

Conference Call and Webcast

The company will host a conference call and webcast today, June 19, 2014, to discuss its fourth quarter and full year fiscal 2014 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (617) 614-3449 and reference conference code 28349692. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Analyst Day Conference Call

The company will host an analyst day tomorrow, June 20, 2014, at its Springfield, Massachusetts headquarters, which will include a presentation by management at 12:30 p.m. Eastern Time (9:30 a.m. Pacific Time), which may include forward-looking statements. The presentation audio webcast can be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section. Those interested in listening to the presentation via telephone may call 617 614-4909 and reference conference code 29202061. No RSVP is necessary.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” are presented. From time-to-time, the company considers and uses Adjusted EBITDAS as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and full year periods ended April 30, 2014 and April 30, 2013.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts, Maine, and Connecticut. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s belief that its May 2014 asset acquisition strengthened its firearm business with increased flexibility, lower production costs, reduced supply chain risk, and more efficient new product development processes; the company’s belief that by executing its strategy, it will be well positioned to continue to take market share and deliver profitability, even as the consumer market for firearms returns to a more normal environment; the company’s belief that the upgrade of its ERP system provides improved scalability and operational flexibility for its business; the company’s belief that it has leveraged the strength of its cash flows to generate value for its stockholders through an active share repurchase program; and the company’s expectations for net sales and GAAP earnings per diluted share from continuing operations for the first quarter of fiscal 2015 as well as net sales and GAAP earnings per diluted share from continuing operations for fiscal 2015. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2014.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended:		For the Years Ended April 30,
	2014 (Unaudited)	2013 (Unaudited)	2014	2013
		(In thousands, except per share data)
Net sales	$170,425	$178,717	$626,620	$587,514
Cost of sales	100,680	110,272	367,515	369,442

Gross profit	69,745	68,445	259,105	218,072

Operating expenses:
Research and development	1,529	1,398	5,648	4,790
Selling and marketing	9,365	6,840	33,515	30,112
General and administrative	15,770	13,340	68,954	50,336

Total operating expenses	26,664	21,578	108,117	85,238

Operating income from continuing operations	43,081	46,867	150,988	132,834

Other income/(expense):
Other income/(expense), net	(2,189)	—	(2,154)	39
Interest income	6	64	149	814
Interest expense	(1,771)	(1,210)	(12,261)	(5,781)

Total other income/(expense), net	(3,954)	(1,146)	(14,266)	(4,928)

Income from continuing operations before income taxes	39,127	45,721	136,722	127,906
Income tax expense	14,227	17,090	48,095	46,500

Income from continuing operations	24,900	28,631	88,627	81,406
Discontinued operations:
Loss from operations of discontinued security solutions division	(108)	(455)	(456)	(3,605)
Income tax (benefit)/expense	(264)	3,010	(1,134)	(912)

Income/(loss) from discontinued operations	156	(3,465)	678	(2,693)

Net income/comprehensive income	$25,056	$25,166	$89,305	$78,713

Net income per share:
Basic - continuing operations	$0.45	$0.45	$1.51	$1.25

Basic - net income	$0.45	$0.39	$1.52	$1.21

Diluted - continuing operations	$0.44	$0.44	$1.47	$1.22

Diluted - net income	$0.44	$0.38	$1.49	$1.18

Weighted average number of common shares outstanding:
Basic	55,112	$64,217	$58,668	65,155
Diluted	56,481	$65,450	$60,114	66,642

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2014	April 30, 2013
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,345 on April 30, 2013	$68,860	$100,487
Accounts receivable, net of allowance for doubtful accounts of $844 on April 30, 2014 and $1,128 on April 30, 2013	55,890	46,088
Inventories	86,742	62,998
Prepaid expenses and other current assets	5,958	4,824
Deferred income taxes	17,094	12,076
Income tax receivable	4,627	3,093

Total current assets	239,171	229,566

Property, plant, and equipment, net	120,440	86,382
Intangibles, net	3,425	3,965
Other assets	18,467	7,076

	$381,503	$326,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,688	$31,220
Accrued expenses	16,051	16,033
Accrued payroll	15,816	13,096
Accrued taxes other than income	5,359	5,349
Accrued profit sharing	11,060	9,587
Accrued product/municipal liability	1,056	1,551
Accrued warranty	5,513	5,757

Total current liabilities	92,543	82,593

Deferred income taxes	11,418	7,863

Notes payable, net of current portion	100,000	43,559

Other non-current liabilities	10,719	11,675

Total liabilities	214,680	145,690

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 68,809,986 shares issued and 55,352,679 shares outstanding on April 30, 2014 and 67,596,716 shares issued and 64,297,113 shares outstanding on April 30, 2013	69	68
Additional paid-in capital	211,225	199,120
Retained earnings	97,739	8,434
Accumulated other comprehensive income	73	73
Treasury stock, at cost (13,457,307 common shares on April 30, 2014 and 3,299,603 common shares on April 30, 2013)	(142,283)	(26,396)

Total stockholders’ equity	166,823	181,299

	$381,503	$326,989

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net Income	$89,305	$78,713
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	21,704	16,730
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	—	1,222
Loss on sale/disposition of assets	150	315
Provisions for losses on accounts receivable	(214)	720
Change in disposal group assets and liabilities	—	(1,215)
Deferred income taxes	(1,463)	4,009
Stock-based compensation expense	8,212	4,073
Changes in operating assets and liabilities:
Accounts receivable	(9,588)	1,505
Inventories	(23,744)	(7,702)
Prepaid expenses and other current assets	(1,856)	(285)
Income tax receivable	(1,534)	(3,384)
Accounts payable	6,468	2,602
Accrued payroll	2,720	3,489
Accrued taxes other than income	10	1,079
Accrued profit sharing	1,473	1,547
Accrued other expenses	18	(5,279)
Accrued product/municipal liability	(495)	154
Accrued warranty	(244)	408
Other assets	(356)	(1,930)
Other non-current liabilities	(360)	1,327

Net cash provided by operating activities	90,206	98,098

Cash flows from investing activities:
Proceeds from sale of business	—	7,500
Deposits on machinery and equipment	(9,269)	—
Receipts from note receivable	77	73
Payments to acquire patents and software	(243)	(102)
Proceeds from sale of property and equipment	101	1,040
Payments to acquire property and equipment	(53,282)	(41,421)

Net cash used in investing activities	(62,616)	(32,910)

Cash flows from financing activities:
Proceeds from loans and notes payable	101,584	1,753
Cash paid for debt issue costs	(3,791)	—
Payments on capital lease obligation	(596)	(600)
Payments on loans and notes payable	(45,143)	(8,195)
Proceeds from Economic Development Incentive Program	722	—
Payments to acquire treasury stock	(115,887)	(20,000)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	3,315	4,808
Taxes paid related to restricted stock issuance	(2,068)	(209)
Excess tax benefit of stock-based compensation	2,647	1,025

Net cash used in financing activities	(59,217)	(21,418)

Net (decrease)/increase in cash and cash equivalents	(31,627)	43,770
Cash and cash equivalents, beginning of period	100,487	56,717

Cash and cash equivalents, end of period	$68,860	$100,487

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$7,688	$5,295
Income taxes	48,778	44,087

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended April 30, 2014:			For the Three Months Ended April 30, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income from operations	$24,900	$156	$25,056	$28,631	$(3,465)	$25,166
Interest expense	1,771	—	1,771	1,210	—	1,210
Income tax expense	14,227	(264)	13,963	17,090	3,010	20,100
Depreciation and amortization	5,396	—	5,396	4,584	—	4,584
Stock compensation expense	1,562	—	1,562	987	—	987
Accrued settlement charges	2,000	—	2,000	—	—	—
DOJ/SEC costs	150	—	150	231	—	231

Adjusted EBITDAS	$50,006	$(108)	$49,898	$52,733	$(455)	$52,278

	For the Year Ended April 30, 2014:			For the Year Ended April 30, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income from operations	$88,627	$678	$89,305	$81,406	$(2,693)	$78,713
Interest expense	12,261	—	12,261	5,173	609	5,782
Income tax expense	48,095	(1,134)	46,961	46,500	(912)	45,588
Depreciation and amortization	19,758	—	19,758	16,049	—	16,049
Stock compensation expense	8,212	—	8,212	4,096	(23)	4,073
Loss on sale of discontinued operations	—	—	—	—	1,222	1,222
Accrued settlement charges	2,000	—	2,000	—	—	—
DOJ/SEC costs	593	—	593	997	—	997

Adjusted EBITDAS	$179,546	$(456)	$179,090	$154,221	$(1,797)	$152,424